UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2026

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	001-38265	98-1391970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom

(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On February 16, 2026, nVent Electric plc (the “Company”) and its subsidiaries nVent Finance S.à r.l. (“nVent Finance”) and Hoffman Schroff Holdings, Inc. (“Hoffman”) entered into Amendment No. 1 (the “Amendment”) to that Second Amended and Restated Credit Agreement, dated as of June 30, 2025, among the Company, nVent Finance, Hoffman and a syndicate of banks (as amended by the Amendment, the “Credit Agreement”). nVent Finance has historically been the primary borrower under the Credit Agreement, Hoffman has been a limited affiliate borrower under the Credit Agreement and the Company has guaranteed the obligations of nVent Finance under the Credit Agreement, which provides for the extension of revolving credit, term credit and other forms of financing arrangements in an aggregate principal amount of up to $875 million. The Amendment permits Hoffman to be a primary borrower under the Credit Agreement in addition to nVent Finance and provides that nVent Finance and Hoffman will cross-guarantee the obligations of each other under the Credit Agreement in addition to the Company guaranteeing the obligations of nVent Finance and Hoffman under the Credit Agreement.

In addition, on February 16, 2026, the Company, nVent Finance and Hoffman entered into a Sixth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of March 26, 2018, among the Company, nVent Finance and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (as amended, the “Indenture”), governing the 4.550% senior notes due 2028, 2.750% senior notes due 2031 and 5.650% senior notes due 2033 issued by nVent Finance (collectively, the “Notes”). The Supplemental indenture provides that Hoffman, in addition to the Company, will fully and unconditionally and jointly and severally guarantee the obligations of nVent Finance under the Indenture, including the Notes.

The descriptions of the Amendment and the Supplemental Indenture set forth above do not purport to be complete and are qualified by reference to the full text of the Amendment and the Supplemental Indenture filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses or Funds Acquired
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Shell Company Transactions
Not applicable.
(d)	Exhibits

EXHIBIT INDEX

Exhibit	Description
4.1	Amendment No. 1, dated as of February 16, 2026, to Second Amended and Restated Credit Agreement, dated as of June 30, 2025, among nVent Electric plc, nVent Finance S.à r.l., Hoffman Schroff Holdings, Inc., the other affiliate borrowers from time to time party thereto and the lenders and agents party thereto.

4.2	Sixth Supplemental Indenture, dated as of February 16, 2026, among nVent Finance S.à r.l., nVent Electric plc, Hoffman Schroff Holdings, Inc., and U.S. Bank Trust Company, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 17, 2026.

nVent Electric plc
Registrant

By	/s/ Randolph A. Wacker
Randolph A. Wacker
Senior Vice President, Chief Accounting Officer and Treasurer